Exhibit 21.1

LIST OF SUBSIDIARIES OF EQUITY ONE, INC.

Below is a list of the direct and indirect subsidiaries of Equity One, Inc., a Maryland corporation, and the corresponding states of organization:

Name of Entity	State of Organization

Boca Village Square, Inc.	Florida
Boca Village Square, Ltd.	Florida
Boynton Plaza Shopping Center, Inc.	Florida
Cashmere Developments, Inc. *	Florida
Centrefund (US), LLC *	Delaware
CDG Park Place LLC (1)	Texas
Centrefund Development Group LLC (1)	Delaware
Centrefund Realty (U.S.) Corporation *	Delaware
Dolphin Village Partners, LLC (2)	Florida
Equity (Park Promenade) Inc.	Texas
Equity One (Alafaya Village) Inc.	Florida
Equity One (Andros) Inc.	Florida
Equity One (Belfair) Inc.	South Carolina
Equity One (Bridgemill) Inc.	Georgia
Equity One (Buckhead Manager) Inc.	Georgia
Equity One (Buckhead Station) LLC	Georgia
Equity One (Commonwealth) Inc. *	Florida
Equity One (Delta) Inc. *	Florida
Equity One (Florida Portfolio) Inc. *	Florida
Equity One (Forest Village) Inc.	Florida
Equity One (Lake Mary) Inc.	Florida
Equity One (Louisiana Portfolio) LLC *	Florida
Equity One (Mariner) Inc.	Florida
Equity One (Midpoint) Inc.	Florida
Equity One (North Port) Inc. *	Florida
Equity One (Northeast Portfolio) Inc. *	Massachusetts
Equity One (Pine Island) Inc.	Florida
Equity One (Point Royale) Inc. *	Florida
Equity One (Presidential Markets) Inc.	Georgia
Equity One (Shoppes of Sunset) LLC	Florida
Equity One (Sky Lake) Inc. *	Florida
Equity One (Southeast Portfolio) Inc. *	Georgia
Equity One (Southpoint) Inc.	Florida
Equity One (Sparkleberry Kohl’s) Inc.	South Carolina
Equity One (Sparkleberry Kroger) Inc.	South Carolina
Equity One (Summerlin) Inc. *	Florida
Equity One (Sunlake) Inc. *	Florida
Equity One (Walden Woods) Inc. *	Florida
Equity One (Webster) Inc.	Massachusetts
Equity One (Westport) Inc.	Florida
Equity One Acquisition Corp. *	Florida
Equity One Realty & Management FL, Inc. *	Florida
Equity One Realty & Management NE, Inc. *	Massachusetts
Equity One Realty & Management SE, Inc. *	Georgia
Equity One Realty & Management Texas, Inc. *	Texas
EQY Portfolio Investor (GRI) Inc.	Florida
EQY Realty & Management (GRI) Inc.	Florida
EQY Realty & Management Texas, LP	Texas
EQY Realty & Management Texas GP LLC	Florida
EQY (Southwest Portfolio) Inc. *	Texas
Gazit (Meridian) Inc. *	Florida
IRT Alabama, Inc. *	Alabama
IRT Capital Corporation II *	Georgia
IRT Coral Springs, LLC	Delaware
IRT MacLand Pointe, LLC	Delaware
IRT Management Company *	Georgia
IRT Parkwest Crossing, LLC	North Carolina
IRT Partners L.P. *	Georgia
Louisiana Holding Corp. *	Florida
Marco Town Center, Inc.	Florida
Parcel F, LLC *	Florida
Prosperity Shopping Center Corp. *	Florida
Sawgrass Promenade, Inc.	Florida
Shoppes at Jonathan’s Landing, Inc. *	Florida
Skipper Palms Properties, Inc.	Florida
Southeast U.S. Holdings B.V.	The Netherlands
Southeast U.S. Holdings Inc. *	Florida
Sunlake – Equity One LLC (3)	Delaware
The Bluffs Shopping Center Corporation	Florida
The Meadows Shopping Center, LLC *	Florida
The Shoppes of Eastwood, LLC *	Florida
The Shoppes of Ibis, LLC	Florida
The Shoppes of North Port, Ltd.	Florida
Turkey Lake Shopping Center, Inc.	Florida
UIRT - Lake St. Charles, L.L.C.	Florida
UIRT - Rosemeade, Inc.	Texas
UIRT - Skipper Palms, L.L.C.	Florida
Walden Woods Village, Ltd.	Florida
West Hills Shopping Center, Inc.	Florida

(1)	CDG Park Place LLC is 100% owned by Centrefnd Development Group LLC which is 50% indirectly owned by Equity One, Inc.

(2)	Equity One, Inc. owns a 50% membership interest in Dolphin Village Partners, LLC

(3)	Equity One, Inc. owns a 60% membership interest in Sunlake – Equity One LLC.

*	Guarantors